Exhibit 10.9

FIFTH AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of MARCH 18, 2019 (the “Fifth Amendment Effective Date”), is by and between IVY FUNDING NINE, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”), and CCFI FUNDING II, LLC, an Ohio limited liability company (“Debtor”).

RECITALS

WHEREAS, Lender and Debtor entered into that certain AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of APRIL 25, 2017 (as amended, modified or restated from time to time, the “Agreement”) pursuant to which Lender agreed to make the Credit Facility available to Debtor on the terms and conditions set forth therein; and

WHEREAS, in connection with the Agreement, Debtor executed and delivered to Lender that certain PROMISSORY NOTE dated as of APRIL 25, 2017 payable to the order of Lender (as amended, modified or restated from time to time, the “Note”) in the notational amount (the “Notational Amount”) of FIFTY-FIVE MILLION AND NO/100 DOLLARS ($55,000,000.00), which Notational Amount was subsequently increased pursuant to that certain THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND MODIFICATION OF PROMISSORY NOTE dated as of AUGUST 31, 2018 (the “Amendment Date”), to SIXTY-FIVE MILLION AND NO/100 DOLLARS ($65,000,000.00); which Notational Amount was subsequently increased pursuant to that certain FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND MODIFICATION OF PROMISSORY NOTE dated as of DECEMBER 12, 2018 (the “Amendment Date”), to SEVENTY MILLION AND NO/100 DOLLARS ($70,000,000.00); and

WHEREAS, the parties desire to amend the Agreement and modify the Note pursuant to the terms and conditions set forth herein; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Definitions.

(a)                                 Defined Terms Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.  Defined term used in this Amendment shall have the same meanings in the Agreement.

(b)                                 Amended Terms — Note.  The following defined terms of as use in the Note are hereby amended and restated in their entirety to read as follows:

“Maturity Date” as used in the Note shall mean the Maturity Date as such term is defined in the Agreement.

“Rate” as used in the Note shall mean (if prior to the Maturity Date or an Event of Default), the LESSER of: (a) the MAXIMUM RATE; or (b) SIXTEEN AND THREE-QUARTERS OF ONE PERCENT (16.75%).

(c)                                  Amended Terms — Agreement.  The following defined terms of Section 1 of the Agreement are (i) added to Section 1 of the Agreement, and/or (ii) hereby amended and restated in their entirety to read as follows:

“Installment Eligible Consumer Loan” means an installment Consumer Loan or Medium-Term Consumer Loan (whether secured or unsecured) made by Seller which is, and at the time of purchase by Debtor was classified as current on Parent’s, OpCo’s  and/or Seller’s financial statements under GAAP and meets certain other standards as set forth herein.  In general, a Consumer Loan shall be eligible if: (a) when made such Consumer Loan complies with the Underwriting Guidelines; (b) such Consumer Loan is pledged to Lender and in respect of which Lender has a perfected FIRST (1st) priority lien not subject to any other liens or claims of any kind (other than Permitted Encumbrances); (c) there is not a delinquency or other event of default at the time of Debtor’s purchase of the Consumer Loan; (d) such Consumer Loan is genuine and is the legal, valid, binding and enforceable obligation of the applicable Consumer Obligor; (e) to the knowledge of the Debtor, the Consumer Obligor has not asserted any setoff, defense or counterclaim with respect to such Consumer Loan, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles; (f) there has not occurred any extension of the time for any payment on such Consumer Loan except in accordance with the Consumer Loan Documents evidencing such Consumer Loan, the Underwriting Guidelines or the Servicing Standards; (g) such Consumer Loan is evidenced by a Consumer Loan Note and is unconditionally payable in Dollars; (h) the annual percentage rate payable under the respective Consumer Loan Note for such Consumer Loan is not greater than the highest lawful rate permitted by applicable law; (i) to the knowledge of the Debtor, the Consumer Obligor has not filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, made an assignment for the benefit of creditors, had filed against such person any petition or other application for relief under the Bankruptcy Code or any such other law; (j) the Consumer Obligor is not an employee of Debtor or Seller, or any of their Affiliates; (k) the Consumer Obligor has not died or been declared incompetent; (l) the Consumer Obligor does not have any unsatisfactorily or unresolved prior negative financial experience with Seller, Debtor or any of their Affiliates; (m) to the knowledge of the Debtor, the Consumer Obligor is a resident of the state where such loan is made if required under applicable law; (m) such Consumer Loan is subject to a servicing agreement (which servicing agreement may be contained in the Sale Agreement) between Debtor and Seller in form and content satisfactory to Lender; (n) such Consumer Loan complies in all material respects with all applicable Consumer Financial Services Laws; (o) the Consumer Loan Documents are in the possession of Seller and a Collateral Agency Agreement has been executed by such Seller and Debtor in favor of Lender; (p) such Consumer Loan is serviced by a Seller in compliance with the Servicing Standards; and (q) an event of default under such Consumer Loan, except as permitted under the Underwriting Guidelines and/or Servicing Standards, shall not have occurred and be continuing.

“Level 1 Trigger” means the occurrence of one or more of the following:

(i)                                     The PRA Concentration Percentage exceeds the PRA Concentration Limit; or

(ii)                                  An Event of Default or Parent Default shall have occurred and shall be continuing; or

(iii)                               The total dividends and/or other distributions made by Debtor on account of any equity interests in Debtor exceed the Dividend Cap in any calendar month;

(iii) (1) Parent and/or OpCo shall cease to Control Debtor, or (2) neither Michael Durbin nor Ted Saunders shall participate in the active management of Debtor’s day to day operations unless otherwise consented to in writing by Lender and a replacement officer, reasonably acceptable to Lender, has not been appointed within THIRTY (30) days thereafter.

“Material Adverse Effect” means a material adverse effect on any of: (a) the operations, business, assets, properties or financial condition of Debtor, Seller, OpCo, or Parent; (b) the ability of Debtor to perform any of its material obligations under any Loan Document to which it is a party; (c) the legality, validity or enforceability of this Agreement or any other Loan Document; (d) the rights and remedies of Lender under any Loan Document, or (d) the Lender, after notice thereof to the Debtor: (i) is unsatisfied with the performance of the Collateral or financial condition of the Debtor; or (ii) reasonably foresees a material deterioration in either the Collateral or the financial condition of the Debtor.

“Medium-Term Consumer Loan” means a Virginia Medium-Term Consumer Loan or an installment Consumer Loan, auto-title Consumer Loan or line of credit Consumer Loan (whether secured or unsecured) made by Seller which is, and at the time of purchase by Debtor was classified as current on Parent’s, OpCo’s and/or Seller’s financial statements under GAAP and meets certain other standards as set forth herein.  In general, a Consumer Loan shall be eligible if: (a) when made such Consumer Loan complies with the Underwriting Guidelines; (b) such Consumer Loan is pledged to Lender and in respect of which Lender has a perfected FIRST (1st) priority lien not subject to any other liens or claims of any kind (other than Permitted Encumbrances); (c) there is not a delinquency or other event of default at the time of Debtor’s purchase of the Consumer Loan; (d) such Consumer Loan is genuine and is the legal, valid, binding and enforceable obligation of the applicable Consumer Obligor; (e) to the knowledge of the Debtor, the Consumer Obligor has not asserted any setoff, defense or counterclaim with respect to such Consumer Loan, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles; (f) there has not occurred any extension of the time for any payment on such Consumer Loan except in accordance with the Consumer Loan Documents evidencing such Consumer Loan, the Underwriting Guidelines or the Servicing Standards; (g) such Consumer Loan is evidenced by a Consumer Loan Note and is unconditionally payable in Dollars; (h) the annual percentage rate payable under the respective Consumer Loan Note for such Consumer Loan is not greater than the highest lawful rate permitted by applicable law; (i) to the knowledge of the Debtor, the Consumer Obligor has not filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, made an assignment for the benefit of creditors, had filed against such person any petition or other application for relief under the Bankruptcy Code or any such other law; (j) the Consumer Obligor is not an employee of Debtor or Seller, or any of their Affiliates; (k) the Consumer Obligor has not died or been declared incompetent; (l) the Consumer Obligor does not have any unsatisfactorily or unresolved prior negative financial experience with Seller, Debtor or any of their Affiliates; (m) to the knowledge of the Debtor, the Consumer Obligor is a resident of the state where such loan is made if required under applicable law; (m) such Consumer Loan is subject to a servicing agreement (which servicing agreement may be contained in the Sale Agreement) between Debtor and Seller in form and content satisfactory to Lender; (n) such Consumer Loan complies in all material respects with all applicable Consumer Financial Services Laws; (o) the Consumer Loan Documents are in the possession of Seller and a Collateral Agency Agreement has been executed by such Seller and Debtor in favor of Lender; (p) such Consumer Loan is serviced by a Seller in compliance with the Servicing Standards; and (q) an event of default under such Consumer Loan, except as permitted under the Underwriting Guidelines and/or Servicing Standards, shall not have occurred and be continuing.

“Monthly Dividend Cap” shall mean the maximum amount of dividends and/or distributions distributable by Debtor to holders of its equity in any calendar month, and, subject to the terms and conditions of this Agreement, which amount shall be FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00); provided that the Monthly Dividend Cap shall be increased in a single calendar month up to THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) to the extent that such dividends and/or distributions did not exceed the applicable Monthly Dividend Cap for the immediately preceding month; provided, however, that in no event shall the Monthly Dividend Cap exceed the LESSER of (a) EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00) or (b) the sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) and the amount of the dividends rolled over from the immediately preceding month, provided; however, that in Lender’s reasonable discretion, the amount in this clause (b) may be increased to account for unused dividends/distributions for the previous THREE (3) months.

“OpCo” means CCF OPCO LLC, a Delaware limited liability company and wholly owned subsidiary of Parent.

“Parent Default” means the occurrence and continuance of any event of default under: (a) the Senior Secured Indebtedness (under the Parent Credit Agreement, or otherwise); or (b) the Senior Secured Note Documents (as defined in the Parent Credit Agreement).

“Senior Secured Indebtedness” means the indebtedness of OpCo under that certain AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of DECEMBER 12, 2018 (as amended, modified, or otherwise supplemented from time to time, the “Parent Credit Agreement”), among OpCo, the Lenders party thereto, and the Administrative Agent (as defined therein).

2.                                      Amendment of Section 2 of the Agreement.  Section 2 of the Agreement is amended in its entirety to read as follows:

(a)                                 Term Loan with Multiple Advances.  Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender hereby agrees to lend to Debtor the sum of SEVENTY MILLION AND NO/100 DOLLARS ($70,000,000.00) (the “Credit Facility”) in one or more advances from the date hereof until the earliest of the following (the “Maturity Date”): (i) the acceleration of the Indebtedness pursuant to the terms of the Loan Documents; or (ii) APRIL 30, 2020.  Advances with respect to the Loan shall be made available to Debtor by depositing the same, in immediately available funds, in the Collateral Deposit Account.  From and after MARCH 1, 2020, new advances under the Credit Facility shall be permitted only in Lender’s sole discretion.  Debtor shall not debit the Collateral Deposit Account with respect to disbursement of the Loan except for the use permitted by Section 2(e).

(b)                                 Advance Rate.  Subject to the terms and conditions set forth herein, the Advance Rate shall be, with respect to all Eligible Receivables, (i) SEVENTY-TWO AND ONE HALF OF ONE PERCENT (72.50%) from the Fifth Amendment Effective Date through JANUARY 19, 2020 (the “Initial Advance Rate”), (ii) SIXTY-NINE AND ONE HALF OF ONE PERCENT (69.50%) from JANUARY 20, 2020 through FEBRUARY 19, 2020, (iii) SIXTY-FOUR PERCENT AND ONE HALF OF ONE (64.50%) from FEBRUARY 20, 2020 through MARCH 19, 2020, and (iv) SIXTY-TWO PERCENT AND ONE HALF OF ONE (62.50%) from MARCH 20, 2020 and thereafter.   Notwithstanding anything in this Agreement to the contrary: (i) Lender shall not be required to permit advances from and after MARCH 1, 2020; and (ii) in the event of the occurrence and continuation of a Level 1 Trigger, the Advance Rate then in effect shall be reduced by an additional TEN PERCENT (10.00%).  Notwithstanding the foregoing, and in Lender’s sole discretion, the Advance Rate may be increased after JULY 1, 2019.

(c)                                  Funding.  All advances (excluding the initial advances hereunder) under the Credit Facility shall be made at such times as may be mutually agreed by Debtor and Lender.  Debtor shall provide Lender with not less than FIVE (5) Business Days prior written notice of a requested advance,  specifying the amount of such advance together with any documentation relating thereto as Lender may reasonably request.  Lender shall have no obligation to make any advance (i) if a Material Adverse Effect shall have occurred; (ii) unless no Default or Event of Default shall be then existing; or (iv) if a Level 1 Trigger nor Consumer Loan Value Deficiency shall have occurred and be continuing either immediately before, or would occur immediately after, giving effect to the advance.  All advances under the Credit Facility shall be made on or before the MARCH 1, 2020, unless otherwise permitted by Lender in its sole discretion.  No amounts advanced under the Credit Facility may be repaid and re-borrowed.

(d)                                 Prepayment.  Debtor may not prepay any sums outstanding under the Credit Facility prior to FEBRUARY 1, 2020.

(e)                                  Use of Proceeds.  The Loan under the Credit Facility shall be used by Debtor purchase the Consumer Loans from Parent or subsidiaries of Parent or OpCo as approved by Lender in its reasonable discretion.  Dividends paid by Debtor to Parent shall not be used for any purpose other than for the origination of Consumer Loans.

(f)                                   Fees.  Debtor agrees to pay:

(i)                                     A monthly administrative fee to Administrative Agent for the period from and including the Fifth Amendment Effective Date to and including the Maturity Date, at the rate of ONE AND SIX-TENTHS OF ONE PERCENT (1.60%) per annum on the amount of the outstanding principal balance under the Credit Facility based on a THREE HUNDRED SIXTY (360) day year and the actual number of days elapsed.  The accrued administrative fee shall be payable in arrears on each date for regularly scheduled payment of interest under the Note.

(ii)                                  An origination fee to Lender in an amount equal to ONE AND ONE HALF OF ONE PERCENT (1.50%) of the amount of the Loan as of the Fifth Amendment Effective Date for the establishment of the Credit Facility shall be due and payable on the Fifth Amendment Effective Date.  Debtor shall pay an additional origination fee of ONE AND ONE HALF OF ONE PERCENT (1.50%) on any additional advances under the Credit Facility after the Fifth Amendment Effective Date.  The origination fee shall compensate Lender for its costs and expenses in the structuring of the Credit Facility and (to the maximum extent permitted by applicable law) shall not be deemed interest.

3.                                      Amendment of Section 3 of the Agreement.  Section 3 of the Agreement is amended in its entirety to read as follows:

3.                                      Note, Rate and Computation of Interest.  The Credit Facility shall be evidenced by a Note duly executed by Debtor and payable to the order of Lender.  Interest on the Note shall accrue at the rates set forth therein.  The principal of and interest on the Note shall be due and payable in accordance with the terms and conditions set forth in the Note and in this Agreement.  All payments of principal, interest or any other sums due under the Credit Facility shall be remitted to Lender directly by Debtor, and shall not be remitted by Parent or OpCo (from the proceeds of distributions paid to Parent or OpCo by Debtor or otherwise).

4.                                      Amendment of Section 4(e) of the Agreement.  Section 4(e) of the Agreement is amended in its entirety to read as follows:

(e)                                  Minimum Assets.  Debtor shall maintain at all times the Minimum Assets.  On or before the SECOND (2nd) Business Day of each calendar week (and at such other times as Lender may require), Debtor shall submit to Lender evidence of compliance with the required Minimum Assets satisfactory to Lender in its reasonable discretion for each Business Day of the prior week.  “Minimum Assets” means that at all times as required, on a rolling TEN (10) Business Day average, the sum of all non-cash assets of Debtor as of such date, plus Debtor’s cash in the Collateral Deposit Account as of such date (including verified funds in transit to the Collateral Deposit Account) does not equal or exceed ONE HUNDRED THIRTY PERCENT (130.00%) of the then outstanding balance of the Credit Facility; provided that if on any Business Day the Minimum Asset requirement hereunder is not met (a “Minimum Asset Covenant Failure”), the Debtor shall be able to remedy such Minimum Asset Covenant Failure if within FIVE (5) Business Days the sum of all non-cash assets of Debtor as of such date, plus Debtor’s cash in the Collateral Deposit Account as of such date (including verified funds in transit to the Collateral Deposit Account) equals or exceeds ONE HUNDRED THIRTY-FIVE PERCENT (135.00%) of the then outstanding balance of the Credit Facility.

5.                                      Amendment of Sections 8(a)(vi), (vii) and (xiii), (q), (y) and (dd) of the Agreement.  Sections 8(y) and (dd) of the Agreement are amended in their entirety to read as follows.

(vi)                              Promptly after submission to any Governmental Authority, all documents and information furnished to a Governmental Authority in connection with any investigation of Debtor, a Seller, Parent, or OpCo with respect to a Consumer Loan subject to this Agreement other than routine inquiries by such Governmental Authority;

(vii)                           As soon as possible, and in any event within FIVE (5) Business Days after the occurrence of an Event of Default, a Default, a Parent Default or the occurrence of any event or development that has had or could reasonably be expected to have a Material Adverse Effect, the written statement of an authorized Person on behalf of Debtor setting forth the details of such Event of Default, Default, Parent Default or other event or development having a Material Adverse Effect and the action which Debtor, OpCo and/or Parent (as the case may be) proposes to take with respect thereto;

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(xiii)                        Promptly upon request, such other information concerning the condition or operations, financial or otherwise, of Debtor, Parent, OpCo, any Seller, or the Consumer Loans as Lender may from time to time reasonably request.

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(q)                                 Dividends or Distribution.  From and after the occurrence of a Dividend Restriction Event and/or from and after the last day of each month through the date Debtor delivers to Lender the Consumer Loan Value Certificate for such month (due with FIFTEEN (15) days after the end of such month in accordance with Section 8(a)(v) hereof), Debtor shall not: (i) declare or pay any dividend or other distribution, direct or indirect, on account of any equity interest of Debtor, now or hereafter outstanding; (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any equity interest of Debtor or any direct or indirect parent of Debtor, now or hereafter outstanding; (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of equity interest of Debtor, now or hereafter outstanding; (iv) return any equity interest to any equity holders of Debtor, or make any other distribution of property, assets, shares of equity interest, warrants, rights, options, obligations or securities thereto as such; or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by Debtor) pursuant to any management, consulting or other services agreement to any of the shareholders or other equity holders of Debtor.  “Dividend Restriction Event” means the occurrence of any of the following: (1) an Event of Default shall have occurred and be continuing; (2) a Default shall have occurred and be continuing; (3) a Level 1 Trigger shall have occurred and be continuing either immediately before, or would occur immediately after, giving effect to any such payment, dividend or distribution under this Section; and/or (4) a Consumer Loan Value Deficiency exists or would exist after making such payment, dividend or distribution.  Notwithstanding anything herein to the contrary, the total dividends and/or other distributions made by Debtor on account of any equity interests in Debtor shall not exceed the Monthly Dividend Cap in any calendar month.  Notwithstanding the foregoing, Debtor may pay an additional dividend as of Debtor’s fiscal year end not to exceed TEN MILLION AND NO/100 DOLLARS provided that (i) the Advance Rate at the time of payment shall be LESS than the Initial Advance Rate, (ii) such payment shall occur after DECEMBER 20, 2019, and (iii) Lender shall have consented to such dividend in its sole discretion.

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(y)                              New Collateral Loans.  Other than the replacement of Collateral Loans in accordance with the terms of Section 7(c), Debtor shall not acquire any additional Collateral Loans: (i) from and after MARCH 31, 2020; or (ii) after the occurrence of a Parent Default.

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(dd)                          Minimum Cash.   Debtor shall maintain at all times the Minimum Cash.  As soon as available and in any event on or before the SECOND (2nd) Business Day of each calendar week (and at such other times as Lender may require), Debtor shall submit to Lender evidence of compliance with the required Minimum Cash for each day of the prior week in form and content satisfactory to Lender in its reasonable discretion; which evidence shall include bank statements and other evidence as may be deemed acceptable by Lender.  “Minimum Cash” means that Debtor shall at all times as required hereunder maintain on a rolling TEN (10) day average cash in the Collateral Deposit Account (including verified funds in transit to the Collateral Deposit Account) a minimum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00); provided, that if on any day the Minimum Cash requirement hereunder is not met (a “Minimum Cash Covenant Failure”), the Debtor shall be able to remedy such Minimum Cash Covenant Failure if Debtor maintains at least TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) in the Collateral Deposit Account in the Collateral Deposit Account (including verified funds in transit to the Collateral Deposit Account) over the subsequent FIVE (5) days.

6.                                      Amendment of Section 10(e) of the Agreement.  Section 10(e) of the Agreement is amended in its entirety to read as follows:

(e)                                  Insolvency.  If Debtor, Seller, OpCo or Parent: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of its assets, either in a proceeding brought by it or in a proceeding brought against it and such appointment is not discharged or such possession is not terminated within SIXTY (60) days after the effective date thereof or it consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, Bankruptcy or similar laws (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or an involuntary petition for relief is filed against it under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within SIXTY (60) days after the filing thereof, or an order for relief naming it is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by it; or (v) fails to have discharged within a period of SIXTY (60) days any attachment, sequestration or similar writ levied upon any property of it.

7.                                      Segregation of Assets.  Reference is made to that certain LETTER AGREEMENT dated as of APRIL 25, 2017 between Lender, Debtor, and Seller (the “Letter Agreement”).  Section 1 of the Letter Agreement is hereby amended by the addition of Subsection (c) to read as follows:

(c)                                  Notwithstanding anything to the contrary in the Loan Agreement or any document executed in connection therewith or any contrary instruction of Debtor, upon the occurrence and during the continuance of an Event of Default under the Loan Agreement and written notice thereof to the Sellers, each Seller shall follow any instruction of the Lender with respect to any Consumer Loan, any Consumer Loan Document, any proceeds thereof (including the segregation and deposit of cash proceeds into an deposit account designated by Lender) and the segregation any negotiable or other instrument associated with any Consumer Loan (such negotiable instruments, “Lender’s Instruments”).  For the avoidance of doubt, such instructions may include directing each Seller to segregate Lender’s Instruments from other instruments held by the such Seller and delivery Lender’s Instruments to a third party designated by Lender.

8.                                      Interest Rate on Credit Facility. Interest on funds advanced under the Credit Facility shall accrue at the Rate as set forth in the Note and shall be due and payable in accordance with the terms and conditions set forth in the Note and in other Loan Documents.

9.                                      Conditions Precedent.  The obligations of Lender under this Amendment shall be subject to the condition precedent that Debtor shall have executed and delivered to Lender this Amendment and such other documents and instruments incidental and appropriate to the transaction provided for herein as Lender or its counsel may reasonably request and shall have paid the origination fee due hereunder.

10.                               Payment of Fees and Expenses.  Debtor further agrees to pay all reasonable attorneys’ fees of Lender in connection with the drafting and execution of this Amendment.

11.                               Ratifications.  Except as expressly modified and superseded by this or prior Amendments, the Loan Documents are ratified and confirmed and continue in full force and effect.  The Loan Documents, as modified by this Amendment, continue to be legal, valid, binding and enforceable in accordance with their respective terms.  Without limiting the generality of the foregoing, Debtor hereby ratifies and confirms that all liens heretofore granted to Lender were intended to, do and continue to secure the full payment and performance of the Indebtedness.  Debtor agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or agreements to any of the foregoing, and such other agreements, documents and instruments as Lender may reasonably request in order to perfect and protect those liens and preserve and protect the rights of Lender in respect of all present and future Collateral.  The terms, conditions and provisions of the Loan Documents (as the same may have been amended, modified or restated from time to time) are incorporated herein by reference, the same as if stated verbatim herein.

12.                               Representations, Warranties and Confirmations.  Debtor hereby represents and warrants to Lender that (a) this Amendment and any other Loan Documents to be delivered under this Amendment (if any) have been duly executed and delivered by Debtor, are valid and binding upon Debtor and are enforceable against Debtor in accordance with their terms, except as limited by any applicable bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles, (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Debtor of this Amendment or any other Loan Document to be delivered under this Amendment, and (c) the execution, delivery and performance by Debtor of this Amendment and any other Loan Documents to be delivered under this Amendment do not require the consent of any other person and do not and will not constitute a violation of any laws, agreements or understandings to which Debtor is a party or by which Debtor is bound.

13.                               Additional Documents.  TO SECURE FULL AND COMPLETE PAYMENT AND PERFORMANCE OF THE INDEBTEDNESS, DEBTOR SHALL EXECUTE AND DELIVER OR CAUSE TO BE EXECUTED AND DELIVERED ALL OF THE LOAN DOCUMENTS REASONABLY REQUIRED TO CARRY OUT THE PROVISIONS AND PURPOSES OF THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND TO CREATE, PRESERVE, AND PERFECT THE LIENS OF LENDER IN THE COLLATERAL.  IN THE EVENT ANY OF THE LOAN DOCUMENTS EVIDENCING OR SECURING THE INDEBTEDNESS MISREPRESENTS OR INACCURATELY REFLECTS THE CORRECT TERMS AND/OR PROVISIONS OF THE INDEBTEDNESS, DEBTOR SHALL UPON REQUEST BY LENDER AND IN ORDER TO CORRECT SUCH MISTAKE, EXECUTE SUCH NEW DOCUMENTS OR INITIAL CORRECTED, ORIGINAL DOCUMENTS AS LENDER MAY DEEM REASONABLY NECESSARY TO REMEDY SAID ERRORS OR MISTAKES.  DEBTOR SHALL EXECUTE SUCH OTHER DOCUMENTS AS LENDER SHALL DEEM REASONABLY NECESSARY TO CORRECT ANY DEFECTS OR DEFICIENCIES IN THE LOAN DOCUMENTS.  DEBTOR’S FAILURE TO EXECUTE SUCH DOCUMENTS AS REQUESTED SHALL CONSTITUTE AN EVENT OF DEFAULT UNDER THE AGREEMENT.

14.                               Release.  Debtor hereby acknowledges and agrees that there are no defenses, counterclaims, offsets, cross-complaints, claims or demands of any kind or nature whatsoever to or against Lender or the terms and provisions of or the obligations of Debtor under the Loan Documents and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining thereto, and that Debtor has no right to seek affirmative relief or damages of any kind or nature from Lender.  To the extent any such defenses, counterclaims, offsets, cross-complaints, claims, demands or rights exist, Debtor hereby waives, and hereby knowingly and voluntarily releases and forever discharges Lender and its predecessors, officers, directors, agents, attorneys, employees, successors and assigns, from all possible claims, demands, actions, causes of action, defenses, counterclaims, offsets, cross-complaints, damages, costs, expenses and liabilities whatsoever, whether known or unknown, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted legal counsel with respect thereto.

15.                               Multiple Counterparts.  This Amendment may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement.  Signature pages to this Amendment may be detached from multiple separate counterparts and attached to the same document and a telecopy or other facsimile of any such executed signature page shall be valid as an original.

16.                               Reference to Agreement.  Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof containing a reference to the Agreement shall mean and refer to the Agreement as amended hereby.

17.                               Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

18.                               Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

19.                               Regulation B—Notice of Joint Intent.  If Debtor is more than one Person, Federal Regulation B (Equal Credit Opportunity Act) requires Lender to obtain evidence of Debtor’s intention to apply for joint credit. Debtor’s signature below shall evidence such intent.  Debtor’s intent shall apply to future related extensions of joint credit and joint guaranty.

NOTICE OF FINAL AGREEMENT

THE AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS AMENDMENT REPRESENT THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the Fifth Amendment Effective Date.

LENDER:		ADDRESS:

IVY FUNDING NINE, LLC		22 W. Bryan Street, Suite 208
Savannah, GA 31401

By:	/s/ John C. Hooff III
Name:	John C. Hooff III
Title:	Managing Member

With copies of notices to:		Lender’s Counsel:

HUSCH BLACKWELL LLP
1900 N. Pearl Street, Suite 1800
Dallas, TX 75201
Attention: Steven S. Camp

DEBTOR:		ADDRESS:

CCFI FUNDING II, LLC		6785 Bobcat Way, Suite 200
Dublin, OH 43016

By:	/s/ Michael Durbin
Name:	Michael Durbin
Title:	Executive Vice President, Chief Financial Officer and Treasurer

CONSENT TO AND CONFIRMATION OF COLLATERAL AGENCY AGREEMENT

To induce Lender to execute the foregoing Amendment, each Seller below (a) agrees and consents to the execution and delivery of the Amendment and the terms thereof (including, without limitation the provision set forth in Section 5 of the Amendment); (b) ratifies and confirms that all agreements and assurances granted, conveyed or otherwise provided to Lender under the Loan Documents; including, the COLLATERAL AGENCY AGREEMENT, are not released, diminished, impaired, reduced, or otherwise adversely affected by the Amendment; (c) agrees to perform such acts and duly authorize, execute, acknowledge and deliver such additional assurances and other documents, instruments and agreements as Lender may reasonably deem necessary or appropriate in order to create, perfect, preserve and protect those assurances; and (d) waives notice of acceptance of this consent and confirmation, which consent and confirmation binds each Seller and each Seller’s successors and assigns and inures to Lender and its successors and assigns.  The terms, conditions and provisions of the COLLATERAL AGENCY AGREEMENT (as the same may have been amended, modified or restated from time to time) are incorporated herein by reference, as if stated verbatim herein.

Each Seller acknowledges and agrees that (a) notwithstanding the conditions to effectiveness set forth in this Amendment, Seller is not required by the terms of the Agreement or any other Loan Document to consent to the Amendment, and (b) nothing in the Amendment, or any other Loan Document shall be deemed to require the consent of the Sellers to any future waivers, amendments or modifications to the Loan Documents.

EXECUTED as of Amendment Date.

SELLER:

BUCKEYE CHECK CASHING II, INC.

BUCKEYE CHECK CASHING OF ALABAMA, LLC

BUCKEYE CHECK CASHING OF ARIZONA, INC.

BUCKEYE CHECK CASHING OF CALIFORNIA, LLC

BUCKEYE CHECK CASHING OF FLORIDA, INC.

BUCKEYE CHECK CASHING OF KENTUCKY, INC.

BUCKEYE CHECK CASHING OF MICHIGAN, INC.

BUCKEYE CHECK CASHING OF TENNESSEE, LLC

BUCKEYE CHECK CASHING OF TEXAS, LLC

BUCKEYE CHECK CASHING OF VIRGINIA, INC.

BUCKEYE CHECK CASHING, INC.

BUCKEYE COMMERCIAL CHECK CASHING OF FLORIDA, LLC

BUCKEYE CREDIT SOLUTIONS, LLC

BUCKEYE LENDING SOLUTIONS OF ARIZONA, LLC

BUCKEYE LENDING SOLUTIONS, LLC

BUCKEYE LENDING SOLUTIONS OF TENNESSEE, LLC

BUCKEYE TITLE LOANS OF CALIFORNIA, LLC

BUCKEYE TITLE LOANS OF TENNESSEE, LLC

BUCKEYE TITLE LOANS OF VIRGINIA, LLC

BUCKEYE TITLE LOANS, INC.

CALIFORNIA CHECK CASHING STORES, LLC

CASH CENTRAL OF ALABAMA, LLC

CASH CENTRAL OF ALASKA, LLC

CASH CENTRAL OF CALIFORNIA, LLC

CASH CENTRAL OF DELAWARE, LLC

CASH CENTRAL OF FLORIDA, LLC

CASH CENTRAL OF HAWAII, LLC

CASH CENTRAL OF IDAHO, LLC

CASH CENTRAL OF KANSAS, LLC

CASH CENTRAL OF LOUISIANA, LLC

CASH CENTRAL OF MISSISSIPPI, LLC

CASH CENTRAL OF MISSOURI LLC

CASH CENTRAL OF NEVADA, LLC

CASH CENTRAL OF NEW MEXICO LLC

CASH CENTRAL OF NORTH DAKOTA, LLC

CASH CENTRAL OF OHIO, LLC

CASH CENTRAL OF OKLAHOMA, LLC

CASH CENTRAL OF SOUTH CAROLINA, LLC

CASH CENTRAL OF SOUTH DAKOTA, LLC

CASH CENTRAL OF TENNESSEE, LLC

CASH CENTRAL OF UTAH, LLC

CASH CENTRAL OF VIRGINIA LLC

CASH CENTRAL OF WASHINGTON, LLC

CASH CENTRAL OF WISCONSIN, LLC

CASH CENTRAL OF WYOMING, LLC

CCF OF ALASKA, LLC

CCF OF DELAWARE, LLC

CCF OF HAWAII, LLC

CCF OF MISSISSIPPI, LLC

CCF OF NEVADA, LLC

CCF OF NEW MEXICO LLC

CCF OF MINNESOTA, LLC

CCF OF NORTH DAKOTA, LLC

CCF OF OKLAHOMA, LLC

CCF OF WASHINGTON, LLC

CCF OF WISCONSIN, LLC

CCF OF WYOMING, LLC

HOOSIER CHECK CASHING OF OHIO, LTD

INSIGHT CAPITAL, LLC

BENEFICIAL LENDING SOLUTIONS OF UTAH LLC

QC FINANCIAL SERVICES OF CALIFORNIA, INC.

FIRST VIRGINIA FINANCIAL SERVICES, LLC

By:	/s/ Michael Durbin
Name:	Michael Durbin
Title:	Executive Vice President, Chief Financial Officer and Treasurer